Exhibit 99.1

LiveOne’s (Nasdaq: LVO) Audio Division Achieves Record Earnings, Adjusted EBITDA*
Exceeds Guidance by 51% at $18.2M

- Audio Division (Slacker Radio and PodcastOne):

- Fiscal 2025 Record Revenue: $108.9M (beat guidance by $2.9M)

- Fiscal 2025 Record Adjusted EBITDA*: $18.2M (beat guidance by 51+% or $6.2M)

- Fiscal 2025 Consolidated Revenue: $114.4M (beat guidance by $2.4M)

- Company will host a conference call and webcast on June 26, 2025, to discuss earnings and current B2B partnerships, including Tesla

Los Angeles, CA, June 18, 2025 – LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment, and technology platform, announced today its operating results for the fourth fiscal quarter (“Q4 Fiscal 2025”) and fiscal year ended March 31, 2025 (“Fiscal 2025”). LiveOne will host a conference call and webcast on June 26, 2025.

LiveOne’s CEO and Chairman, Robert Ellin, stated, “I’m proud to share that we’ve surpassed our guidance for revenues and adjusted EBITDA* for fiscal 2025. This is a clear reflection of our dedication to excellence and our creator-first approach centered around superfans.”

Mr. Ellin added, “I’m especially pleased with the impact of our cost-reduction initiatives. Through resource optimization and innovative operational strategies, we’ve improved profitability, strengthened our market position, and delivered meaningful value to our shareholders.”

Q4 Fiscal 2025 and Q4 Fiscal 2024 and Fiscal 2025 and Fiscal 2024 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024

Revenue	$19,288	$30,899	$114,405	$118,440
Operating income (loss)	$(8,249)	$(1,161)	$(15,548)	$(4,668)
Total other income (expense)	$(339)	$(1,409)	$(2,498)	$(8,525)
Net income (loss)	$(8,348)	$(2,645)	$(17,861)	$(13,311)
Adjusted EBITDA*	$1,592	$2,785	$8,922	$10,977
Net income (loss) per share basic and diluted	$(0.08)	$(0.03)	$(0.17)	$(0.14)

Q4 Fiscal 2025 Results Summary Discussion

For Q4 Fiscal 2025, LiveOne posted revenue of $19.3 million versus $30.9 million in the same period in the prior year, driven primarily by reductions in Slacker radio revenues.

Q4 Fiscal 2025 Operating Loss was ($8.2) million compared to a ($1.2) million Operating Loss in the fourth quarter ended March 31, 2024 (“Q4 Fiscal 2024”). The $8.2 million in Operating Loss was largely a result of a decrease in revenue offset by reductions in other operating expenses.

Q4 Fiscal 2025 Adjusted EBITDA* was $1.6 million, as compared to Q4 Fiscal 2024 Adjusted EBITDA* of $2.8 million, a decrease of $1.2 million. Q4 Fiscal 2025 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $4.1 million, Other Operations Adjusted EBITDA* of ($1.0) million and Corporate Adjusted EBITDA* of ($1.5) million. Audio Division Adjusted EBITDA* of $4.1 million was driven by improved Contribution Margins* along with decreases in operating expenses.

Capital expenditures for Q4 Fiscal 2025 totaled approximately $3.1 million, which were driven by capitalized software costs associated with development of LiveOne’s integrated music player and pay-per-view services.

Conference Call and Webcast:

Earnings conference call and webcast will be held on Thursday, June 26 2025. LiveOne will separately announce the time of such conference call and webcast and how investors and interested parties can participate.

The select anticipated financial results discussed in this press release are based on management’s preliminary analysis of financial results for Fiscal 2025. As of the date of this press release, LiveOne has not completed its financial statement reporting process for Fiscal 2025, and LiveOne’s independent registered accounting firm has not completed its audit procedures on the financial results discussed in this press release. During the course of LiveOne’s fiscal year-end closing procedures and review process, LiveOne may identify items that would require it to make adjustments, which may be material, to the information presented above. The estimated unaudited financial results contained in this press release are based only on currently available information as of the date hereof. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to such financial results, and are not guarantees of future performance and may differ from actual results.

About LiveOne, Inc.

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and X at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other debt covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with SEC on February 14, 2025, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segments. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full Fiscal 2026 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

LiveOne Press Contact:

press@liveone.com

Follow LiveOne on social media: Facebook, Instagram, TikTok, YouTube, and X at @liveone.

Financial Information

The tables below present financial results for the three months and fiscal year ended March 31, 2025 and 2024.

LiveOne, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024

Revenue:	$19,288	$30,899	$114,405	$118,440

Operating expenses:
Cost of sales	13,344	23,376	85,241	86,391
Sales and marketing	1,583	2,167	6,268	7,838
Product development	1,129	1,302	4,475	4,681
General and administrative	5,178	4,627	22,209	22,268
Impairment of fixed assets, intangible assets and goodwill	5,830	-	9,813	115
Amortization of intangible assets	473	588	1,947	1,815
Total operating expenses	27,537	32,060	129,953	123,108
Loss from operations	(8,249)	(1,161)	(15,548)	(4,668)

Other income (expense):
Interest expense, net	(501)	(889)	(2,712)	(4,366)
Other income (expense)	162	(520)	214	(4,159)
Total other expense, net	(339)	(1,409)	(2,498)	(8,525)

Loss before provision (benefit) for income taxes	(8,588)	(2,570)	(18,046)	(13,193)

Provision (benefit) for income taxes	(240)	75	(185)	118
Net loss	(8,348)	(2,645)	(17,861)	(13,311)
Net loss attributable to non-controlling interest	(410)	(691)	(1,661)	(1,345)
Net loss attributed to LiveOne	$(7,938)	$(1,954)	$(16,200)	$(11,966)

Net loss per share – basic and diluted	$(0.08)	$(0.03)	$(0.17)	$(0.14)
Weighted average common shares – basic and diluted	96,107,527	88,390,853	95,041,241	87,617,392

LiveOne, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31,	March 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$4,119	$6,987
Restricted cash	30	155
Accounts receivable, net	8,836	13,205
Inventories	1,586	1,801
Prepaid expense and other current assets	1,212	2,187
Total Current Assets	15,783	24,335
Property and equipment, net	1,965	3,646
Goodwill	21,712	23,379
Intangible assets, net	3,340	12,415
Other assets	97	88
Total Assets	$42,897	$63,863

Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$25,179	$26,953
Accrued royalties	5,490	10,862
Notes payable, current portion	623	692
Senior secured line of credit	2,950	7,000
Deferred revenue	2,141	728
Derivative liabilities		607
Total Current Liabilities	36,383	46,842
Notes payable, net	150	771
Lease liabilities, noncurrent	99	-
Other long-term liabilities	12,236	9,354
Deferred income taxes	60	339
Total Liabilities	48,928	57,306

Commitments and Contingencies

Mezzanine Equity
Redeemable convertible preferred stock, $0.001 par value; 100,000 shares authorized; None and 5,000 shares issued and outstanding as of March 31, 2025 and 2024, respectively	-	4,962
Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 14,002 and 18,814 shares issued and outstanding as of March 31, 2025 and 2024, respectively	14,002	18,814
Common stock, $0.001 par value; 500,000,000 shares authorized; 96,765,145 issued and outstanding as of March 31, 2025; 92,487,459 shares issued and outstanding as of March 31, 2024	97	92
Additional paid in capital	233,367	216,116
Treasury stock	(250)	(4,782)
Accumulated deficit	(262,610)	(238,984)
Total LiveOne’s Stockholders’ Deficit	(15,394)	(8,744)
Non-controlling interest	9,363	10,339
Total equity (deficit)	(6,031)	1,595
Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$42,897	$63,863

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Adjusted EBITDA* Reconciliation (Unaudited)

(In thousands)

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs	Expense	for Taxes	EBITDA*
Three Months Ended March 31, 2025
Operations – PodcastOne	$(1,554)	$313	$2,114	$3	$-	$12	$888
Operations – Slacker	(1,100)	4,075	23	45	132	-	3,175
Operations – Other	(3,954)	2,802	150	15	33	2	(952)
Corporate	(1,740)	-	(137)	438	174	(254)	(1,519)
Total	$(8,348)	$7,190	$2,150	$501	$339	$(240)	$1,592

Three Months Ended March 31, 2024
Operations – PodcastOne	$(1,049)	$438	$921	$77	$(184)	$55	$258
Operations – Slacker	5,429	770	648	37	542	-	7,426
Operations – Other	(1,533)	345	194	63	(2,246)	-	(3,177)
Corporate	(5,492)	1	353	99	3,297	20	(1,722)
Total	$(2,645)	$1,554	$2,116	$276	$1,409	$75	$2,785

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs	Expense	for Taxes	EBITDA*
Year Ended March 31, 2025
Operations – PodcastOne	$(6,172)	$1,514	$4,086	$47	$-	$24	$(501)
Operations – Slacker	5,256	10,189	1,283	244	1,707	-	18,679
Operations – Other	(8,026)	3,430	889	639	123	1	(2,944)
Corporate	(8,919)	5	1,258	886	668	(210)	(6,312)
Total	$(17,861)	$15,138	$7,516	$1,816	$2,498	$(185)	$8,922

Year Ended March 31, 2024
Operations – PodcastOne	$(14,732)	$1,148	$3,483	$881	$9,666	$55	$501
Operations – Slacker	12,806	2,926	1,684	1,026	1,535	-	$19,977
Operations – Other	(1,397)	1,134	672	457	(4,879)	-	$(4,013)
Corporate	(9,988)	14	2,126	94	2,203	63	$(5,488)
Total	$(13,311)	$5,222	$7,965	$2,458	$8,525	$118	$10,977

(1)	Non-Recurring Acquisition and Realignment Costs include non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, legal, accounting and other professional fees directly attributable to acquisition activity, employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, and certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date

(2)	Other (income) expense above primarily includes interest expense and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2025	2024

Revenue:	$19,288	$30,899
Less:
Cost of sales	(13,344)	(23,376)
Amortization of developed technology	(834)	(761)
Gross Profit	5,110	6,762

Add back amortization of developed technology:	834	761
Contribution Margin*	$5,944	$7,523

	Year Ended
	March 31,
	2025	2024

Revenue:	$114,405	$118,440
Less:
Cost of sales	(85,241)	(86,391)
Amortization of developed technology	(3,087)	(3,009)
Gross Profit	26,077	29,040

Add back amortization of developed technology:	3,087	3,009
Contribution Margin*	$29,164	$32,049

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.

##END##